Exhibit 10.3

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	July 1 through 31

BANK RECONCILIATIONS

Continuation Sheet for MOR-1
A bank reconciliation must be included for each bank account. The debtor's bank reconciliation may be substituted for this page. (Bank account numbers may be redacted to last four numbers.)

	Operating	Payrol	Tax	Other
	# 2061 -BB&T	#	#	#
BALANCE PER BOOKS	284,015.29

BANK BALANCE	295,013.19
(+) DEPOSITS IN TRANSIT (ATTACH LIST)
(-) OUTSTANDING CHECKS (ATTACH LIST):	10,997.90
OTHER (ATTACH EXPLANATION)	0

ADJUSTED BANK BALANCE *	284,015.29
*"Adjusted Bank Balance" must equal "Balance per Books"

DEPOSITS IN TRANSIT	Date	Amount	Date	Amount

CHECKS OUTSTANDING	CK #	Amount	Ck#	Amount
1451	35.00
1620	102.00
1661	500.00
1674	500.00
1684	500.00
1715	163.90
1718	4,188.00
1731	134.00
1732	4,875.00

				Total
				10,997.90

OTHER